Robert Gilbane
12-May-08

No.Shares  Price
500  17.12
400  17.07
300  17.17
700  17.16
500  17.1
637  17.15
763  17.05
100  17.04
800  17.02
300  17.03
400  17.06
400  17.08
100  17.2
700  17.11
500  17.13
300  17.14
2600  17.09